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Exhibit 5.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 of Agnico Eagle Mines Limited (File no. 333-189715) for the registration of its debt securities, common shares and warrants to purchase debt securities or common shares (the "Registration Statement") of our reports dated March 26, 2013, with respect to the consolidated financial statements of Agnico Eagle Mines Limited and the effectiveness of internal control over financial reporting of Agnico Eagle Mines Limited, which reports appear in the Annual Report on Form 20-F of Agnico Eagle Mines Limited for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission (the "Commission") on March 28, 2013, as amended by Amendment No. 1 thereto on Form 20-F/A filed with the Commission on April 2, 2013.

        We also consent to the reference to our firm under the headings "Experts" and "Auditors, Transfer Agent and Registrar" in the prospectus included in the Registration Statement.

Toronto, Canada August 16, 2013	/s/ ERNST & YOUNG LLP ERNST & YOUNG LLP Chartered Accountants Licensed Public Accountants

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  Exhibit 5.2
Consent of Independent Registered Public Accounting Firm